Exhibit 99.1

Media Release

OTTAWA, October 24, 2018

Mitel Reports Third Quarter Results

Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced financial results for the third quarter ended September 30, 2018.

Financial Highlights

In millions (except per share data)	Q3 2018	Q3 2017
GAAP Revenues	$309.6	$241.5
GAAP Net Income (Loss)	$(6.7)	$(26.8)
GAAP EPS – diluted	$(0.05)	$(0.23)

Business Highlights

•	Recurring clouds seats grew 23% year-over-year. During the quarter, Mitel added 46,490 seats bringing the total recurring seats installed to 1,256,036.
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Mitel launched MiCloud Engage Contact Center, a Contact Center-as-a-Service (CCaaS) platform that works with any call control platform and integrates with a wide range of third-party CRM applications entirely over-the-top with no software or equipment to deploy. It also supports remote workers, including a fully-virtualized workforce and with rapid scalability, giving seasonal businesses the option of quickly scaling up or down simply to accommodate demand.

•	A US-based financial services company converted from Avaya to MiCloud Engage Contact Center to support 400 agents in a contract valued at $1.5 million.
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Won a unified communications deal worth approximately $8 million with a large university medical center based in the Southern United States to upgrade 9,600 users, including 600 contact center agents, with Mitel’s MiVoice Business and MiContact Center Business technology.

•	A national government agency in Italy upgraded its unified communications systems when it replaced the existing Unify platform with Mitel’s MiVoice MX-ONE technology.
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At the Mitel Next Americas event held in Phoenix the company hosted more than 800 partners, customers, analysts, consultants, and media. The event featured presentations highlighting Mitel’s strategic initiatives in the coming year. Featured speakers included San Francisco Giants Senior VP & CIO, Bill Schlough; Google Cloud Leader of Interactive & Conversational AI Products, Adam Champy; and renowned visionary & bestselling author, Geoffrey Moore.

Media Release

Conference Call Information

Subsequent to the announcement issued on April 24, 2018 that Mitel has entered into a definitive arrangement agreement to be acquired by affiliates of Searchlight Capital Partners, the company will not hold a conference call to discuss its financial results for the third quarter ended September 30, 2018. Questions about the results reported in this release can be directed into the company’s investor relations department. Contact information is provided at the end of this release.

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the ability to obtain required regulatory approvals for the arrangement, the timing of obtaining such approvals and the risk that such approvals may not be obtained in a timely manner or at all, and the risk that such approvals may be obtained on conditions that are not anticipated; the risk that the conditions to the arrangement are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the ability to achieve the expected benefits of the transaction; the inherent uncertainty associated with financial or other projections; the integration of Mitel and ShoreTel and the ability to recognize the anticipated benefits from the acquisition of ShoreTel; the anticipated size of the markets and continued demand for Mitel’s products and services; the impact of competitive products and pricing and disruption to the combined business that could result from the acquisition of ShoreTel; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies, including the acquisition of ShoreTel. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and Canadian securities regulatory authorities on February 28, 2018 and in Mitel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 to be filed with the SEC and Canadian securities regulatory authorities. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in business communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 70 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Media Release

Contact Information

Investors, Media and Industry Analysts

Michael McCarthy

469-574-8134

michael.mccarthy@mitel.com